AMENDMENT NO. 7 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 7 TO CREDIT AGREEMENT (this “Amendment”), entered into as of June 29, 2017, is by and between Koss Corporation, a Delaware corporation (“Borrower”), and JPMorgan Chase Bank, N.A. (“Lender”) under the Credit Agreement defined below.
W I T N E S S E T H:
WHEREAS, Borrower and Lender entered into that certain Credit Agreement dated as of May 12, 2010 (as amended to date, the “Credit Agreement”), pursuant to which Lender agreed to extend credit to Borrower upon the terms and subject to the conditions set forth therein; and
WHEREAS, Borrower has requested that Lender enter into this Amendment for the purpose of making certain modifications and amendments to the Credit Agreement as described herein, and Lender is willing to agree to such modifications, all on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto hereby agree as follows:
1.Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement as amended hereby.
2.    Amendments. Upon satisfaction of the conditions set forth in Section 3 below, the Credit Agreement shall be amended as follows:

a.	All references to the Credit Agreement in the Credit Agreement or any of the Loan Documents shall refer to the Credit Agreement as amended hereby.

b.	Section 1.01 (Defined Terms) shall be amended as follows:

a.	The definition of “Availability” set forth therein shall be revised to read as follows:
“Availability” means, at any time, an amount equal to the Revolving Commitment minus the Revolving Exposure.

b.	The definition of “Borrowing Base” set forth therein shall be deleted in its entirety.

c.	The definition of “Borrowing Base Certificate” set forth therein shall be deleted in its entirety.

d.	The definition of “CSV” set forth therein shall be deleted in its entirety.

e.	The definition of “Debt Service Coverage Ratio” set forth therein shall be deleted in its entirety.

f.	The definition of “Eligible Accounts” set forth therein shall be deleted in its entirety.

g.	The definition of “Eligible Finished Goods” set forth therein shall be deleted in its entirety.

h.	The definition of “Eligible Inventory” set forth therein shall be deleted in its entirety.

i.	The definition of “Eligible Life Insurance Policy” set forth therein shall be deleted in its entirety.

j.	The definition of “Revolving Commitment” set forth therein shall be revised to read as follows:
“Revolving Commitment” means the commitment of Lender to make Revolving Loans and issue Letters of Credit, as such commitment may be reduced from time to time pursuant to Section 2.08. Effective as of the Seventh Amendment Effective Date, the amount of Lender’s Revolving Commitment is $4,000,000.

k.	The definition of “Tangible Net Worth” set forth therein shall be deleted in its entirety.

l.	A new definition shall be added to Section 1.01 in appropriate alphabetical order as follows:
“Seventh Amendment Effective Date” means the date on which the conditions to effectiveness of the Amendment No. 7 to Credit Agreement dated as of June 29, 2017 are satisfied.
c.    Section 2.01 shall be amended in its entirety to read as follows:
Subject to the terms and conditions set forth herein, Lender agrees to make Revolving Loans to Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in  the Revolving Exposure exceeding the Revolving Commitment, subject to Lender’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04, by making immediately available funds available to the account designated by Borrower in writing. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Revolving Loans.
d.    Section 2.05(b) shall be amended to delete the last sentence thereof and replace it with the following:
A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the Letter of Credit Sublimit and (ii) the total Revolving Exposure shall not exceed the total Revolving Commitment.
e.    Section 2.08(d) shall be amended in its entirety to read as follows:
(d)    Borrower may permanently reduce the Revolving Commitment, upon at least 5 days’ prior written notice to Lender, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $500,000, or an increment of $100,000 in excess thereof. Borrower may not reduce the Revolving Commitment to less than $3,000,000.
f.    Section 2.10(b) shall be amended in its entirety to read as follows:
(b)    In the event and on such occasion that the Revolving Exposure exceeds the Revolving Commitment, Borrower shall prepay the Revolving Loans and LC Exposure in an aggregate amount equal to such excess.
g.    Section 4.01(h) shall be amended in its entirety to read as follows:
(h)    Reserved.
h.    The title of Section 5.01 shall be amended in its entirety to read as follows:
SECTION 5.01    Financial Statements and Other Information
i.    Section 5.01(c) shall be amended in its entirety to read as follows:
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Borrower in substantially the form of Exhibit B (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii)  stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iii) setting forth any right, title or interest in registered Patents, Trademarks or Copyrights (each as defined in the Security Agreement) acquired by the Borrower during such period;
j.    Section 5.01(e) shall be amended in its entirety to read as follows:
(e)    Reserved.
k.    Section 6.12(a) shall be amended in its entirety to read as follows:
(a)    Reserved.
l.    Section 6.12(b) shall be amended in its entirety to read as follows:
(b)    Reserved.
m.    Exhibit A is hereby deleted in its entirety.
n.    Exhibit B shall be replaced by Exhibit B attached hereto.
3.    Conditions: Notwithstanding the foregoing, this Amendment shall not become effective unless and until Lender receives:
a.    a fully-executed copy of this Amendment; and
b.    such other certificates or documents as Lender or its counsel may reasonably request.
4.    Representations and Warranties. Borrower repeats and reaffirms the representations and warranties set forth in Article III of the Credit Agreement as though made on and as of the date hereof, except for representations or warranties that are made as of a particular date. Borrower also represents and warrants that the execution, delivery and performance of this Amendment, and the documents required herein, are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) violate any provision of the articles of incorporation or by-laws of Borrower or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or any subsidiary of Borrower; (iii) require the consent or approval of, or filing a registration with, any governmental body, agency or authority, other than routine filings with the U.S. Securities and Exchange Commission other than that which has been obtained or filed; or (iv) result in any breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of Borrower or any subsidiary of Borrower pursuant to, any indenture or other agreement or instrument under which Borrower or any subsidiary of Borrower is a party or by which it or its properties may be bound or affected, other than as permitted by the Loan Documents. This Amendment constitutes the legal, valid and binding obligation of

Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors’ rights generally.
5.    Obligations Enforceable, Etc. Borrower acknowledges and agrees that its obligations under the Credit Agreement are not subject to any offset, defense or counterclaim assertable by Borrower and that the Credit Agreement and the Loan Documents are valid, binding and fully enforceable according to their respective terms. Except as expressly provided above, the Credit Agreement and the Loan Documents shall remain in full force and effect, and this Amendment shall not release, discharge or satisfy any present or future debts, obligations or liabilities to Lender of Borrower or of any debtor, guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of Borrower, or any security interest, lien or other collateral or security for any of such debts, obligations or liabilities of Borrower or such debtors, guarantors, or other persons or entities, or waive any default, and Lender expressly reserves all of its rights and remedies with respect to Borrower and all such debtors, guarantors or other persons or entities, and all such security interests, liens and other collateral and security. This is an amendment and not a novation. Without limiting the generality of the foregoing, all present and future debts, obligations and liabilities of Borrower under the Credit Agreement, as amended, are and shall continue to be secured by the Security Agreement and any other Collateral Documents.
6.    Fees and Expenses. As contemplated by Section 8.03(a) of the Credit Agreement, Borrower shall be responsible for the payment of all reasonable fees and out-of-pocket disbursements incurred by Lender in connection with the preparation, execution and delivery of this Amendment. Borrower further acknowledges and agrees that, pursuant to and on the terms set forth in such Section 8.03(a), Borrower is and shall be responsible for the payment of other fees, expenses, costs and charges arising under or relating to the Credit Agreement, as amended hereby, and the Loan Documents, as set forth in such Section 8.03(a).
7.    Entire Agreement. This Amendment and the other documents referred to herein contain the entire agreement between Lender and Borrower with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon Lender unless clearly expressed in this Agreement or in the other documents referred to herein.
8.    Miscellaneous. The provisions of this Amendment shall inure to the benefit of any holder of any Obligations, and shall inure to the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this Amendment and the making of the loans under the Credit Agreement, as so amended. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights under, or because of the existence of, this Amendment.

9.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

KOSS CORPORATION

By: /s/ David Smith_
Name: David Smith
Title: Executive Vice President and Chief          Financial Officer

JPMORGAN CHASE BANK, N.A.

By: /s/ Casey Wendt
Name: Casey C. Wendt
Title: Authorized Signatory

[Signature Page to Amendment No. 7 to Credit Agreement]

EXHIBIT B
COMPLIANCE CERTIFICATE
To:    JPMorgan Chase Bank, N.A.
This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of May 12, 2010 (as amended, modified, renewed or extended from time to time, the “Agreement”) between Koss Corporation, a Delaware corporation (the “Borrower”), and JPMorgan Chase Bank, N.A., as Lender. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.I am the duly elected ____________________ of Borrower;
2.I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];
3.The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement;
4.I hereby certify, in my capacity as ______________, that the Borrower has not changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Lender the notice required by the Security Agreement;
5.Schedule I hereto sets forth the computations necessary to determine the Applicable Rate commencing on the Business Day this certificate is delivered.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

6.Except as set forth on Schedule II hereto, the Borrower has not acquired any additional right, title or interest in any registered Patents, Trademarks or Copyrights.

Exhibit B Page 1

The foregoing certifications, together with the computations set forth in Schedule I and the information set forth on Schedule II hereto, and the financial statements delivered with this Certificate in support hereof, are made and delivered this _______ day of ___________________.
KOSS CORPORATION

By:
Name:
Title:

Exhibit B Page 2